CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 29, 1999 (which contains an emphasis paragraph that describes certain significant uncertainties relating to the financial statements of America Access Technologies, Inc. appearing in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ RACHLIN COHEN & HOLTZ


RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
March 18, 1999